CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Kyocera Corporation (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s annual report on Form 20-F for the year ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 11, 2003

/s/ Hideki Ishida
Name: Hideki Ishida
Title: Managing Executive Officer
(Principal Financial Officer)